UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

ZYTO CORP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54170 (Commission File Number)	20-5534033 (IRS Employer Identification Number)

387 South 520 West, Suite 200 Lindon, UT 84042

801-224-7199 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, the Board of Directors of ZYTO Corp (the “Company”) appointed Kami J. Howard to serve as the Company’s President and Chief Operating Officer.  The Board also appointed Brian E. Halladay to serve as the Company’s Chief Financial Officer.  Dr. Vaughn Cook, who had been serving as the President of the Company will continue to serve as the Company’s Chief Executive Officer.

Prior to her appointment as President and COO, Ms. Howard had served as the Company’s CFO since April 2007.   Biographical information about Ms. Howard can be found in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2011.

Prior to his appointment as the Company’s Chief Financial Officer, Mr. Halladay had served as the Company’s Controller since December 2010.  Prior to joining the Company, Mr. Halladay had worked for five years as an Audit Manager with Hansen Barnett & Maxwell, P.C.  His experience includes background in public company filings, software development, and manufacturing. He holds an MBA from Utah State University, and is a certified public accountant, licensed in Utah.

Mr. Halladay has not served as a director of any other public companies, and there are no related party transactions between Mr. Halladay and the Company.

Item 7.01.            Regulation FD Disclosure.

On April 4, 2011, the Company issued a press release announcing the change in management positions. The press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01             Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Press Release dated April 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ZYTO Corp

Date: April 4, 2011	By: /s/ Vaughn R Cook
Name: Vaughn R Cook
Title: Chief Executive Officer